UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 22, 2026

Date of Report (date of earliest event reported)

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices and zip code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2026, Azitra, Inc. (the “Company”) filed a certificate of amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effectuate a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock (“Common Stock”). At the Company’s annual meeting of stockholders held on June 15, 2026, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation to effect reverse stock splits of the Common Stock at a ratio of not less than 1 for 2 and not more than 1 for 30, with the exact ratio for each reverse stock split within such range to be determined by the Board of Directors in its sole discretion.

The Reverse Stock Split will become effective on October 26, 2026 at 12:01 a.m., Eastern Time (the “Effective Time”) and the Common Stock is expected to begin trading on the NYSE American on a Reverse Stock Split-adjusted basis on October 26, 2026 at market open. As of the Effective Time, every 10 shares of the Company’s issued and outstanding Common Stock will be combined into one share of Common Stock.

The par value and other terms of the Common Stock will not be affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split Common Stock CUSIP number will be 05479L401.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share of Common Stock will receive a cash payment in lieu thereof at a price equal to (i) the average closing price of the Common Stock for the five trading days immediately preceding October 26, 2026, multiplied by (ii) the number of shares of Common Stock outstanding immediately prior to effectiveness of the Reverse Stock Split that were reclassified into such fractional share pursuant to the Reverse Stock Split.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will” and “expected”, or the negative of such terms, or other comparable terminology, and include statements about the Reverse Stock Split and the impacts, if any, on the Company’s Common Stock. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to update or revise and forward-looking statement contained herein, or to reflect any change in the Company’s expectations with regard thereto or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Item 9.01 - Financial Statements and Exhibits

(d): The following exhibits are being filed electronically herewith:

Exhibit No.	Description
3.1	Certificate of Amendment filed with the Delaware Secretary of State on October 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 22, 2026.

AZITRA, INC.

By:	/s/ Francisco D. Salva
Name:	Francisco D. Salva
Title:	Chief Executive Officer